UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas (Address of principal executive offices)	75056 (Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On December 19, 2006, Pizza Inn, Inc. (the “Company”) completed the previously announced sale of its headquarters office building and distribution facility in The Colony, Texas to Vintage Interests, L.P. (“Vintage”) for $11.5 million. The Company used proceeds from the sale to pay off all of its existing bank debt, and will apply the balance of the proceeds to fully fund payments remaining under previously announced litigation settlements. The Company also entered into a ten-year lease for the office building, which it continues to occupy. The Company had previously leased the distribution facility to The SYGMA Network (“SYGMA”), a subsidiary of SYSCO Corporation (NYSE: SYY), and that lease was assigned to Vintage at the closing of the sale.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: December 20, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer